UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

PAPAYA GROWTH OPPORTUNITY CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-41223	87-3071107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2201 Broadway, #750, Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 214-3750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	PPYAU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	PPYA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock	PPYAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2023, Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved (A) amendments (collectively, the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to (i) extend (the “Extension Amendment”) the date by which the Company has to consummate a business combination (the “Combination Period”) for an additional one (1) month each time, from October 19, 2023 to February 19, 2024; (ii) provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B common stock”), to convert their shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder (the “Class B Conversion Amendment”); and (iii) eliminate from the Charter the limitation that the Company may not redeem the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “Public Shares”) to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934) in excess of $5,000,000 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment”); and (B) an amendment to the Company’s investment management trust agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee, to allow the Company to extend the Combination Period for an additional one (1) month each time, from October 19, 2023 to February 19, 2024 by depositing into the Company’s trust account for each one-month extension, the lesser of (a) $30,000 and (b) $0.03 for each then-outstanding Public Share after giving effect to any redemptions (the “IMTA Amendment”).

The Charter Amendment was filed with the Delaware Secretary of State on August 31, 2023, and in connection therewith, the Company entered into the IMTA Amendment to extend the term of the IMTA.

The foregoing descriptions of the IMTA Amendment and the Charter Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Special Meeting, the Company’s stockholders approved the Charter Amendment, the IMTA Amendment and a proposal to approve the adjournment of the Special Meeting from time to time if determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Extension Amendment

Votes for	Votes against	Abstentions
16,012,114	310,123	0

Class B Conversion Amendment

Votes for	Votes against	Abstentions
16,012,114	310,123	0

Redemption Limitation Amendment

Votes for	Votes against	Abstentions
16,012,114	310,123	0

IMTA Amendment

Votes for	Votes against	Abstentions
16,012,114	310,123	0

Adjournment Proposal

Votes for	Votes against	Abstentions
16,012,114	310,123	0

Item 7.01	Regulation FD Disclosure.

In connection with the approval and implementation of the Charter Amendment, the holders of 7,560,892 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.68965 per share, for an aggregate redemption amount of approximately $80,823,312. Following such redemptions, 2,303,207 Public Shares remain outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
10.1	Amendment to the Investment Management Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
Name: Clay Whitehead
Title: Chief Executive Officer